333 North Central Avenue Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk (602) 366-8016	David P. Joint (504) 582-4203	Eric E. Kinneberg (602) 366-7994
Freeport-McMoRan
Statement Regarding Carl Icahn Filing

PHOENIX, AZ, August 27, 2015 - After the close of the market on August 27, 2015, Carl Icahn filed a Schedule 13D regarding the acquisition of interests in Freeport-McMoRan Inc. (NYSE: FCX).
FCX maintains an open dialogue with our shareholders and welcomes constructive input toward our common goal of enhancing shareholder value.
Earlier today, FCX announced revised capital and operating plans in response to the recent decline in commodity prices resulting in reduced capital expenditures, lower production levels and lower operating, administrative and exploration costs. Today’s actions, along with the August 5, 2015 announcement of reduced oil and gas capital expenditures, are the results of the previously announced review of operating plans. The steps we are taking to reduce costs and capital expenditures will strengthen our financial position during a period of weak and uncertain markets and preserve our large resource base for improved future market conditions.
Our high quality portfolio of long-lived assets, flexible operating structure and experienced management team provide a solid base to address the current market conditions while maintaining an attractive portfolio of assets positioned for long-term success.
FCX is a premier U.S.-based natural resources company with an industry-leading global portfolio of mineral assets, significant oil and gas resources and a growing production profile. FCX is the world's largest publicly traded copper producer.
FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America; the Tenke Fungurume minerals district in the DRC; and significant U.S. oil and natural gas assets in the Deepwater GOM, onshore and offshore California and in the Haynesville natural gas shale, and a position in the Inboard Lower Tertiary/Cretaceous natural gas trend onshore in South Louisiana. Additional information about FCX is available on FCX's website at "fcx.com."

Financial Contacts:
Kathleen L. Quirk, (602) 366-8016
David P. Joint, (504) 582-4203

Media Contacts:
Eric E. Kinneberg, (602) 366-7994
Steve Lipin or Darren McDermott, (212) 333-3810
Brunswick Group

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Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical facts, such as statements regarding targeted reductions in capital spending and operating and administrative costs the estimated impact of adjustments to mine plans and other factors on projected production and sales volumes and unit costs, projected operating cash flow, and future ability to pay dividends and repay debt. The declaration of dividends is at the discretion of the Board and will depend on FCX’s financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include supply of and demand for, and prices of copper, gold, molybdenum, cobalt, crude oil and natural gas, mine sequencing, production rates, industry risks, regulatory changes, political risks, drilling results, potential additional oil and gas property impairment charges, potential additional LCM inventory adjustments, potential impairment of long-lived mining assets, the outcome of negotiations with the Indonesian government regarding PT-FI's COW, PT-FI's ability to obtain renewal of its export license after January 28, 2016, PT-FI’s ability to renew its bi-annual labor agreement expiring in September 2015, PT Smelting's ability to restart smelter operations as expected in September 2015, the potential effects of violence in Indonesia, the resolution of administrative disputes in the DRC, weather- and climate-related risks, labor relations, environmental risks, litigation results and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX’s subsequent filings with the SEC.
Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in FCX's assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
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